UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2008

MARSHALL & ILSLEY CORPORATION

(Exact name of registrant as specified in its charter)

Wisconsin	1-33488	20-8995389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

770 North Water Street Milwaukee, Wisconsin	53202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (414) 765-7801

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01. Financial Statements and Exhibits.

Exhibits are filed herewith in connection with the Registration Statement on Form S-3 (File No. 333-147162) filed by Marshall & Ilsley Corporation (the “Company”) with the Securities and Exchange Commission on November 6, 2007. This Current Report is being filed to file with the Securities and Exchange Commission the documents and instruments attached hereto as exhibits.

(d)	Exhibits

Exhibit No.	Description
1.1	Distribution Agreement dated January 23, 2008, by and among the Company and Robert W. Baird & Co. Incorporated, Banc of America Securities LLC, Barclays Capital Inc., Bear, Stearns & Co. Inc., Citigroup Global Markets, Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman, Sachs & Co., Greenwich Capital Markets, Inc., HSBC Securities (USA) Inc., J.P. Morgan Securities Inc., Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, UBS Securites LLC and Wachovia Capital Markets, LLC

1.2	Distribution Agreement dated January 23, 2008, by and among the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global markets, Inc., Edward D. Jones & Co., L.P., InCapital LLC, Morgan Stanley & Co. Incorporated, UBS Securities LLC and Wachovia Capital Markets, LLC

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 23, 2008	MARSHALL & ILSLEY CORPORATION

	By:	/s/ Randall J. Erickson
Randall J. Erickson
Senior Vice President, Chief Administrative
Officer and General Counsel

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EXHIBIT INDEX

Exhibit No.	Description
1.1	Distribution Agreement dated January 23, 2008, by and among the Company and Robert W. Baird & Co. Incorporated, Banc of America Securities LLC, Barclays Capital Inc., Bear, Stearns & Co. Inc., Citigroup Global Markets, Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman, Sachs & Co., Greenwich Capital Markets, Inc., HSBC Securities (USA) Inc., J.P. Morgan Securities Inc., Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, UBS Securites LLC and Wachovia Capital Markets, LLC

1.2	Distribution Agreement dated January 23, 2008, by and among the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global markets, Inc., Edward D. Jones & Co., L.P., InCapital LLC, Morgan Stanley & Co. Incorporated, UBS Securities LLC and Wachovia Capital Markets, LLC

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